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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported)     MAY 13, 2004
                                                         ---------------------



                          MICROTEL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                  001-10346                   77-0226211
----------------------------         ---------                   ----------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



         9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA  91730
--------------------------------------------------------------------------------
                    (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code            (909) 987-9220
                                                  ------------------------------



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The information contained in this Item 12 is being "furnished to" the SEC in accordance with SEC Release Nos. 33-8216 and 34-47226 and shall not be deemed "filed with" the SEC for purposes of Section 18 of the Securities Exchange of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 12 shall not be deemed incorporated by reference into any registration statement, proxy statement or other report except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

         On May 13, 2004, MicroTel International Inc. (the "Company") issued a press release describing selected financial results of the Company for the first quarter of 2004. A copy of the press release is set forth below in its entirety:


               MICROTEL INTERNATIONAL INC. REPORTS 6TH CONSECUTIVE
                  PROFITABLE QUARTER FOR FIRST QUARTER OF 2004

         SALES ARE UP 9% AND NET PROFIT IS UP 59% FROM 1ST QUARTER, 2003

RANCHO CUCAMONGA, CALIFORNIA, May 13, 2004 - MicroTel International Inc. (OTCBB:
MCTL), an international manufacturer of defense and aerospace electronic components and telecommunications equipment, today announced that for the first quarter of 2004 it recorded net income of $70,000 or zero cents per share as compared to $44,000 or zero cents per share in the first quarter of 2003, a 59% improvement.

Net sales for the first quarter of 2004 increased by $524,000 or 9% to $6,192,000 compared to net sales of $5,668,000 for the first quarter of 2003. The increase resulted from increases in net sales of both the Company's electronic components segment for the aerospace and defense markets and communications equipment segment.

Randolph D. Foote, MicroTel's CFO, said: "We improved sales in both our segments which, along with much higher gross profit margins, up from 38% to 44%, provided the basis for our 59% improvement in net income in the first quarter of 2004 as compared to the first quarter of 2003. We improved our net income in spite of incurring higher marketing expenses and other operational investments to provide for future growth together with higher investor relations expenses. Our cash position and working capital remained strong at $1,076,000 and $5,686,000, respectively. In addition, our backlog remained substantial at $9,830,000."

Carmine T. Oliva, chairman, president and CEO of MicroTel International Inc., stated: "We experienced greater than planned revenue in our defense and aerospace Electronic Components business segment and also produced increased sales in our Communications Equipment segment from the first quarter of 2004 in comparison to the first quarter of 2003. Our gross margin improvement from 38% in 2003 to 44% in 2004 is very significant and we believe we are on track for higher levels of profitability in the subsequent quarters of 2004 than in the first quarter."

                                     -MORE-

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ABOUT MICROTEL
MicroTel International Inc. is an international manufacturer of defense and aerospace electronic components and subsystems and communication equipment. Our electronic components group, which includes XET Corporation and its international subsidiaries, provides custom power conversion products, digital and rotary switches and subsystem assemblies to the global electronic components market and are primarily used for defense, aerospace and industrial applications. Our communications group, consisting of CXR Telcom Corporation and CXR Anderson Jacobson, provides network access, transmission and test equipment to the North American and European communications industry. Founded in 1983, MicroTel operates out of facilities in the United States, United Kingdom, France and Japan. As of April 30, 2004, we had a total of 181 employees in our various subsidiaries and divisions.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------

With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. The actual future results of MicroTel could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of MicroTel to match or improve its first quarter 2004 financial performance in subsequent quarters of 2004 and those factors contained in the "Risk Factors" Section of the Company's Form 10-K for the year ended December 31, 2003.




                                 -TABLES FOLLOW-


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                  MICROTEL INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                              Three months ended March 31,
                                                 2004           2003
                                         ---------------------------------------
                                         (in thousands except per share amounts)

Net sales                                      $ 6,192         $ 5,668

         COST OF SALES                           3,445           3,527
                                               --------        --------

Gross profit                                     2,747           2,141

Operating expenses:
     Selling, general and administrative         2,217           1,698
     Engineering and product development           283             221
                                               --------        --------

Income  from operations                            247             222

Other expense
     Interest expense                              (96)            (96)
     Other income                                   (6)            (14)
                                               --------        --------

Income  before income taxes                        145             112


         INCOME TAX EXPENSE                         75              68
                                               --------        --------

Net income                                          70              44
                                               ========        ========

Income per share:
     Basic                                     $  0.00         $  0.00
                                               ========        ========
     Diluted                                   $  0.00         $  0.00
                                               ========        ========


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                  MICROTEL INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                     March 31,      December 31,
                                                       2004             2003
                                                     ---------       ---------
Current assets:
     Cash and equivalents                            $  1,076        $  1,174
     Accounts receivable                                4,712           5,393
     Inventories                                        6,577           6,683
     Prepaid expenses and other                           538             555
                                                     ---------       ---------
Total current assets                                   12,903          13,805

Property, plant and equipment, net                        401             322
Goodwill, net                                           2,475           2,447
Other assets                                              561             595
                                                     ---------       ---------
                                                     $ 16,340        $ 17,169
                                                     =========       =========

Liabilities and stockholders' equity:
Current liabilities:
       Notes payable                                 $  2,320        $  2,882
       Current portion of long-term debt                  285             316
       Accounts payable                                 1,432           1,637
       Accrued expenses                                 3,180           3,274
                                                     ---------       ---------
Total current liabilities                               7,217           8,109
Long term debt, less current portion                      842             819
Other liabilities                                         296             325
                                                     ---------       ---------
Total liabilities                                       8,355           9,253
                                                     ---------       ---------

Convertible redeemable preferred stock

Stockholders' equity
      Preferred stock                                       1               4
      Common stock                                         77              77
      Additional paid in capital                       25,617          25,613
      Accumulated deficit                             (17,816)        (17,886)
      Accumulated other comprehensive income              106             108
                                                     ---------       ---------
Total stockholders' equity                              7,985           7,916
                                                     ---------       ---------
                                                     $ 16,340        $ 17,169
                                                     =========       =========


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2004              MICROTEL INTERNATIONAL INC.

                                 By:  /s/ RANDOLPH D. FOOTE
                                     -------------------------------------------
                                      Randolph D. Foote, Chief Financial Officer




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